                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                EDO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                          [EDO CORPORATION LOGO]

  Neil A. Armstrong
Chairman of the Board


                                                                  March 30, 2001


Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York at 11:00 A.M., on May 1, 2001.

     This year, you are being asked to elect five directors and ratify the selection of auditors. Your Board of Directors is convinced that the proposals you are being asked to consider and approve are in the best interests of the Company and all its shareholders, and unanimously recommends that you vote "FOR" each proposal to be considered at this year's Annual Meeting. A description of these proposals and reasons for our recommendation that you give them your support are set forth in the attached Proxy Statement, which you are encouraged to read carefully.

     In addition to the above items, your management will report on the activities of the Company during the past year and provide a discussion period to give you an opportunity to ask questions concerning the Company's business and its operations.

     To keep you informed about the Company, your Board of Directors requests that if there is any particular suggestion or information on which you would like to have the management comment at the Annual Meeting, please send us a letter to that effect. Please address your letter to Marvin D. Genzer, Secretary, EDO Corporation, 60 East 42nd Street, Suite 5010, New York, NY 10165, and mail it on or before April 24, 2001.

     Whether you do or do not plan to attend the meeting, it is important that your shares be represented. Regardless of the number of shares you own, you are encouraged to promptly sign and mail the proxy below. This will aid the Company in avoiding the expense of additional proxy solicitation, and will not affect your right to vote in person in the event you attend the meeting. Thank you for your cooperation.

                                                           Sincerely,

                                                           /S/ NEIL A. ARMSTRONG

                                                           Neil A. Armstrong


--------------------------------------------------------------------------------
                             EVERY VOTE IS IMPORTANT


PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                                                          [EDO CORPORATION LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                  March 30, 2001

To the Shareholders of EDO Corporation:

     The Annual Meeting of Shareholders of EDO Corporation (the "Company") will be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York, on Tuesday, May 1, 2001, at 11:00 A.M., New York time, for the following purposes:

PROPOSAL 1 to elect five directors of the Company for terms expiring at the 2004 or 2002 Annual Meetings;

PROPOSAL 2 to consider and act upon a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for 2000;

and to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on March 9, 2001 will be entitled to vote at the meeting.




                                             By order of the Board of Directors,

                                             Marvin D. Genzer
                                             Secretary

                                 EDO CORPORATION
                                 PROXY STATEMENT


DATE, TIME AND PLACE OF MEETING

     This proxy statement is first being mailed to EDO shareholders on or about March 30, 2001, and is accompanied by the notice of the EDO meeting and a proxy or voting instruction card that is solicited by the EDO board of directors for use at the EDO meeting to be held on May 1, 2001, at 11:00 a.m. local time, in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York, and at any adjournments or postponements thereof.

                                     PURPOSE

     At the EDO meeting, EDO shareholders will be asked to consider and vote on the following proposals:

     1. the election of the five nominees for directors of EDO for a term expiring at the 2004 or 2002 (as indicated) Annual Meetings;

     2. the ratification of the appointment by the EDO board of directors of Ernst & Young LLP as independent auditors for EDO for the year 2001; and

     3. any other business that may properly come before the meeting or any adjournments or postponements thereof as directed by the EDO board of directors.

         THE EDO BOARD OF DIRECTORS BELIEVES THAT PROPOSALS 1 AND 2 ARE IN THE BEST INTERESTS OF EDO SHAREHOLDERS AND RECOMMENDS THAT EDO SHAREHOLDERS VOTE IN FAVOR OF (I) THE ELECTION OF THE FIVE NOMINEES FOR DIRECTORS OF EDO AND (II) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP BY THE EDO BOARD OF DIRECTORS AS INDEPENDENT AUDITORS OF EDO FOR 2001.

                                   RECORD DATE

     The EDO board of directors has fixed the close of business on March 9, 2001 as the record date for determination of the EDO shareholders entitled to notice of and to vote at the EDO meeting. On the record date, there were outstanding 14,742,700 EDO common shares. Holders of record of EDO common shares on the record date will be entitled to attend and vote as a single class at the EDO meeting.

                             SOLICITATION OF PROXIES

     The solicitation of the enclosed proxies from EDO shareholders is made on behalf of the EDO board of directors. We have enclosed a blue proxy card or a black-striped voting instruction card with this document. We request that you complete and return this blue proxy card or black-striped voting instruction card as soon as possible. In order to be valid, you must complete the blue proxy card or black-striped voting instruction card in accordance with the instructions on it.

     EDO will bear the expenses of printing and mailing the proxy soliciting material. EDO has retained the services of D.F. King to assist with the soliciting of proxies for a fee estimated at $7,500 plus out-of-pocket expenses. We will solicit proxies primarily through the mail but we may also make solicitations, if necessary, by advertising, electronic telecommunications and in person communications. Officers, directors and employees of EDO, without receiving any additional compensation, may solicit proxies by telephone, in person or by other means. EDO will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the shares held by such persons and in requesting authority for the execution of proxies.

                      REQUIRED VOTE; VOTING RIGHTS; QUORUM

     The affirmative vote of at least a majority of the votes cast by holders of EDO common shares is required to approve the ratification of the appointment of Ernst & Young LLP by the EDO board of directors as inde-pendent auditors of EDO for 2001. The nominees for election as directors of EDO, however, must obtain a plurality of the votes cast at the EDO meeting in order to be elected.

     Each EDO common share entitles its holder to one vote.

     On March 8, 2001, EDO exercised its right under EDO's certificate of incorporation to redeem all outstanding shares of EDO's ESOP convertible cumulative preferred shares series A, par value $1.00 per share, all of which were held of record by the trustee for the EDO Corporation employee stock ownership plan. As authorized by the certificate of incorporation, the per share redemption price of $213.71 was paid with EDO common shares, par value $1.00 per share. The total number of EDO common shares (1,067,281) that were required to redeem all of the preferred shares held by the ESOP was determined by reference to the fair market value of the EDO common shares on the redemption date. The fair market value of the EDO common shares on the redemption date was determined by taking the average of the high and low trading prices of the EDO common shares on the New York Stock Exchange for the ten trading day period ending on the redemption date.

     As of the record date, the executive officers and directors of EDO had voting and voting instruction power with respect to an aggregate of 936,357 EDO common shares or approximately 6% of EDO common shares then outstanding.

     New York law, EDO's certificate of incorporation, EDO's by-laws and the Securities Exchange Act of 1934, as amended, contain certain requirements governing the actions of EDO shareholders at the EDO meeting. The EDO by-laws provide that holders of a majority of the issued and outstanding EDO common shares entitled to vote on the record date must be present, either in person or by proxy, at the EDO meeting to constitute a quorum. In general, abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum at the EDO meeting. EDO common shares held by EDO shareholders that abstain from voting will count as shares present and entitled to vote at the EDO meeting. Brokers who hold EDO common shares in nominee or "street name" for beneficial owners may give a proxy to vote on Proposals 1 and 2 even if they do not receive specific instructions from those beneficial owners. EDO common shares represented by proxies returned by a broker holding those shares in "street name" will count for purposes of determining whether a quorum exists, even if the beneficial owner does not vote those shares. The shares are known as broker non-votes.

                      PROXIES AND VOTING INSTRUCTION CARDS

     If you are a holder of EDO common shares, please use the blue proxy card to ensure that your EDO common shares are represented at the EDO meeting. If you are a participant in the EDO employee stock ownership plan, please use the black-striped voting instruction card we have included with this proxy statement to ensure that, subject to its fiduciary duties, the trustee of the EDO employee stock ownership plan votes the EDO common shares allocated to your account in accordance with your voting instructions.

     If you are a holder of EDO common shares, you may vote your EDO common shares by completing, signing, dating and mailing the enclosed blue proxy card. Your EDO common shares will be voted at the EDO meeting in accordance with your instructions as provided in the properly executed blue proxy card. If you do not give instructions on how to vote your EDO common shares in the properly executed blue proxy card, the persons named in the enclosed form of proxy will vote your EDO common shares in favor of all of the proposals submitted to the EDO meeting.

     You may revoke your proxy at any time prior to exercise:

     -   by giving written notice of revocation to the secretary of EDO;

     -   by completing, signing and returning a later dated proxy; or

     -   by voting in person at the EDO meeting.

However, mere attendance at the EDO meeting will not, in and of itself, have the effect of revoking your proxy.

     EDO does not know of any matters other than the matters set forth in this proxy statement that are to come before the EDO meeting. If we properly present any other matter or matters for action at the EDO meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

     In order for shares held in the EDO employee stock ownership plan to be voted in accordance with instructions of the participant on the proposals submitted at the EDO meeting, a participant in the EDO employee stock ownership plan must complete, sign, date and mail to the trustee of the EDO employee stock ownership plan the black-striped voting instruction card that accompanies this proxy statement. Subject to its fiduciary duties, the trustee of the EDO employee stock ownership plan will vote the EDO common shares held by it for the account of the participant in accordance with the participant's voting instructions as provided in the properly executed voting instruction card.

     Participants in the EDO employee stock ownership plan may not revoke or change their voting instructions once they have returned their black-striped voting instruction cards.

     If a participant in the EDO employee stock ownership plan fails to give instructions to the trustee of the EDO employee stock ownership plan, the trustee will vote the EDO common shares allocated to the participant's account in the same relative proportion as the trustee votes EDO common shares for which it has received instructions. Unallocated common shares held in the EDO employee stock ownership plan are voted in the same relative proportion as the trustee votes EDO common shares for which it has received instructions.

     The mailing address of the principal executive offices of the Company is 60 East 42nd Street, Suite 5010, New York, NY 10165.

PROPOSAL 1: ELECTION OF DIRECTORS

     Three directors of EDO whose regular terms of office expire at the 2001 annual meeting of EDO and two directors of EDO who were appointed by EDO's board of directors following the 2000 annual meeting of EDO shareholders have been nominated for reelection to the EDO board of directors to hold office until 2004 or 2002 (as indicated below). The names of the five nominees, their ages, the years they have been directors of EDO, their principal occupations over the past five years, their current positions with EDO (where applicable) and other directorships held by them in public companies are set forth below. Each nominee must obtain a plurality of the votes cast at the EDO meeting in order to be elected.

     EDO common shares represented by all proxies received will be voted for each of these nominees, except to the extent authority to do so is withheld as provided in the form of proxy enclosed. If any such nominee should be unable or unwilling to serve (an event not now anticipated), all proxies received will be voted for the individual, if any, as shall be designated by the EDO board of directors to replace such nominee.


                NOMINEES FOR ELECTION AS DIRECTORS TO HOLD OFFICE
              UNTIL THE 2002 OR 2004 (AS INDICATED) ANNUAL MEETING

------------------------------------------------------------------------------------------------------------------------------------
Name                             Age      Director               Principal Occupation and Experience for the Past Five Years,
                                            Since                               and Certain Other Directorships
------------------------------------------------------------------------------------------------------------------------------------
Mellon C. Baird                  70         1995              Mr. Baird is, since 1998, Senior Vice President of Titan Corporation
(Until 2004)                                                  and President and CEO of Titan Systems Corporation (an information systems, products and services company, a wholly-owned subsidiary of
                                                              Titan Corporation) and was, until 1998, Chairman of the Board,
                                                              President and CEO of Delfin systems when it was purchased by Titan
                                                              Corporation. He is a director of Software Spectrum, Inc. and Hawker
                                                              Pacific Aerospace Corporation.

George M. Ball                   66         1995              Mr. Ball is Chairman of Philpott, Ball & Werner (an investment
(Until 2004)                                                  banking firm). He is a director of BB Walker Company.

James M. Smith                   59         1999              Mr. Smith is President and CEO of EDO since 2000. Previously he was
(Until 2004)                                                  President and CEO of AIL Technologies Inc. (an aerospace and defense company).

Neil A. Armstrong                70         2000              Mr. Armstrong is President of Lorin, Inc. (a professional service
(Until 2004)                                                  company). He was a director and Chairman of the Board
                                                              of AIL Technologies, Inc. from 1997 to 2000, and a director and
                                                              Chairman of the Board of AIL Systems Inc. from 1989 to 2000. Mr.
                                                              Armstrong is a director of USX Corporation and RTI International
                                                              Metals, Inc.

Ronald L.Leach                   66         2000              Mr. Leach retired from Eaton Corporation in 1997 where he was, prior
(until 2002)                                                  to  retirement, Vice President-Accounting. He was a
                                                              director of AIL Technologies, Inc. from 1997 to 2000, and a director of AIL Systems Inc. from 1989 to 2000.

     The names of the remaining five directors of EDO, whose terms of office will continue after the 2001 annual meeting, and certain information about them are set forth below.

     DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE AT THE 2003 ANNUAL MEETING

------------------------------------------------------------------------------------------------------------------------------------
                                          Director              Principal Occupation and Experience for the Past Five Years,
Name                             Age       Since                              and Certain Other Directorships
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Allen                  56         1995          Mr. Allen is Managing Director of Redding Consultants, Inc. (a management consulting firm).

Robert Alvine                    62         1995          Mr. Alvine is Chairman of the Board, President and CEO of I-Ten Management
                                                          Corp. (an investment, mergers and acquisitions, and management company), and, since 2000, Senior Operating Partner of DeSai Capital
                                                          Management Inc. (a public and private equity investment company).

Michael J. Hegarty               61         1982          Mr. Hegarty is a director and the President and CEO of Flushing Financial
                                                          Corporation and Flushing Savings Bank (a federal chartered savings bank) and was, until 1998, its Executive Vice President and Chief Operat-
                                                          ing Officer. Until 1995, he was Vice President-Finance, Treasurer and
                                                          Secretary of the Company.

     DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE AT THE 2002 ANNUAL MEETING

------------------------------------------------------------------------------------------------------------------------------------
                                          Director              Principal Occupation and Experience for the Past Five Years,
Name                             Age       Since                              and Certain Other Directorships
------------------------------------------------------------------------------------------------------------------------------------


Robert M. Hanisee                 62        1992          Mr. Hanisee is a Managing Director of Trust Company of the West (an
                                                          investment management company). He is a director of Titan Corporation and a director and member of the Compensation Committee of Illgen
                                                          Simulation Technology Inc.

George A. Strutz, Jr.             68        1995          Mr. Strutz is President and CEO of Strutz and Company, Inc., a consulting and management advisory company. Until 1997, he was President and
                                                          CEO of Clopay Corporation (a manufacturer and marketer of specialty plastic films and building products).

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended December 31, 2000: the EDO board of directors met eight times; the EDO board of directors' audit committee, consisting of Messrs. Allen, Hanisee, Hegarty and Leach met five times; the EDO board of directors' compensation committee, consisting of Messrs. Armstrong, Alvine, Baird and Strutz, met three times; and the EDO board of directors' nominating committee, consisting of Messrs. Smith, Ball and Hanisee, did not meet.

     Each member of the audit committee is independent, as such term is defined in the New York Stock Exchange listing standards. The audit committee reviews and approves audit plans of independent auditors. In reviewing the results of the auditors' activities, the audit committee also meets privately with the auditors. It reviews the annual consolidated financial statements of EDO, considers other matters in relation to the internal and external auditing of EDO's accounts, reviews services other than audit services performed by outside auditors, and recommends to the EDO board of directors the selection of outside auditors. EDO's board of directors has approved and adopted a written audit committee charter. This charter (attached hereto as Appendix A) and the report of the audit committee (see below) more fully describe the activities and the responsibilities of the audit committee.

     The compensation committee reviews and approves compensation of EDO's corporate officers, administers EDO's stock option and long-term incentive plans, and recommends compensation of directors to the EDO board of directors.

     The nominating committee is responsible for selecting candidates for vacant director positions. The nominating committee will consider nominees recommended by shareholders. Recommendations should be submitted to the secretary of EDO.

     During 1999, an ad hoc special committee of the EDO board of directors was established to consider compensation and other executive officer employment matters in connection with the merger between EDO and AIL. The committee consisted of Messrs. Alvine, Baird, Hanisee, Hegarty and Strutz and met five times in 1999. The committee also met once in 2000 and dissolved following the 2000 annual meeting of EDO shareholders. A new ad hoc special committee of the EDO board of directors was then established to review the progress of integration of the EDO and AIL businesses. The committee consists of Messrs. Baird, Hegarty and Smith and met once in 2000.

     Directors who are employees of EDO receive no additional compensation for their services as directors or chairs. The compensation paid non-employee directors or chairs is as follows: to each director, $18,000 annually (Mr. Armstrong receives $75,000 and 1,000 EDO common shares as Chairman of the Board) and $1,000 for each meeting of the EDO board of directors or its committees attended; and to a director serving as chair of the Board or of a committee, $1,500 for each meeting attended.

     A minimum of one-half of a director's retainer is paid in EDO common shares valued at the end of each quarter. Directors may defer all of their remaining cash compensation either in the form of an interest-bearing cash account, or in the form of stock units that are valued at the close of the quarter, credited with dividends declared during the deferral period and paid out in EDO common shares or cash at the end of the deferral period at the then fair market value of EDO common shares. In addition, non-employee directors receive an annual grant of 2,000 options to acquire EDO common shares which options are immediately exercisable upon receipt. Non-employee directors receive a one-time grant of 5,000 options to acquire EDO common shares upon initial election as a director. Two thousand of such options are exercisable after 6 months of date of grant and 3,000 of such options are immediately exercisable. Newly elected directors are required to own, or acquire within 60 days of election, at least 1,000 EDO common shares. Directors who are not employees of EDO may receive additional compensation for undertaking special assignments outside the normal scope of their duties as directors.

     Philpott, Ball & Werner, of which Mr. Ball is Chairman, performed investment banking services for EDO during 2000 in connection with the merger and received $400,000 upon the closing of the merger.

                             AUDIT COMMITTEE REPORT

     In accordance with the oversight responsibilities provided in the audit committee charter, the audit committee has reviewed and discussed EDO's audited consolidated financial statements as of and for the fiscal year ended December 31, 2000 with the management and Ernst & Young LLP, the independent auditors.

     The audit committee obtained from the independent auditors a written statement consistent with Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," as amended, and discussed with the auditors any relationships that may impact their independence.

     The audit committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     Based on the above-mentioned review and discussion with management and the independent auditors, the audit committee recommended to the board of directors that EDO's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                  Robert E. Allen
                                                  Robert M. Hanisee
                                                  Michael J. Hegarty
                                                  Ronald L. Leach

                                                  Dated: March 30, 2001

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to EDO pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, during its most recent fiscal year; Form 5 and amendments thereto furnished to EDO with respect to its most recent fiscal year; and certain written representations provided to EDO, there was no person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of EDO or any other person subject to Section 16 of the Securities Exchange Act with respect to EDO because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act that failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year or prior fiscal years.

            SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The table below shows the number of EDO common shares beneficially owned, as of March 9, 2001, by EDO's directors, by EDO's executive officers named in the summary compensation table and by EDO's directors and executive officers as a group. No director or executive officer of EDO owns any of EDO's 7% Convertible Subordinated Debentures Due 2011.

                                EDO COMMON SHARES

                                                                                           Number of Shares       Percent of
         Name                                                                              (See Notes 1-4)           Class
         ----                                                                              ---------------           -----
         Robert E. Allen ............................................................           35,959                 *
         Robert Alvine ..............................................................           39,777                 *
         Neil A. Armstrong ..........................................................           46,200                 *
         Mellon C. Baird ............................................................           18,477                 *
         George M. Ball .............................................................           29,477                 *
         William J. Frost ...........................................................           44,664                 *
         Marvin D. Genzer ...........................................................           49,900                 *
         Robert M. Hanisee ..........................................................           50,117                 *
         Michael J. Hegarty .........................................................           80,417                 +
         Ira Kaplan .................................................................          154,901               1.1%
         Ronald L. Leach ............................................................           20,100                 *
         Darrell L. Reed ............................................................          157,655               1.1%
         James M. Smith .............................................................          433,797               3.0%
         George A. Strutz, Jr .......................................................           32,942                 *
         All Directors and Executive Officers as a Group ............................        1,196,383               8.1%
                                                                                           ---------------           -----

* Less than 1%

NOTES:

     1. Certain family members of Messrs. Smith, Reed and Genzer and of persons included in the category "all directors and executive officers as a group" also own and vote: 74,668; 66,480; 840; and 141,988 EDO common shares, respectively. Each of the above individuals disclaims beneficial ownership of these EDO common shares.

     2. The amounts indicated include the following numbers of (a) restricted EDO common shares under EDO's 1996 Long-Term Incentive Plan, and (b) EDO common shares allocated to certain individuals and the group under EDO's Employee Stock Ownership Plan as of December 31, 2000: Mr. Smith, 35,703 shares; Mr. Frost, 27,884 shares; Mr. Genzer, 27,497 shares; Mr. Kaplan, 96,293 shares; Mr. Reed, 22,824 shares; and all directors and executive officers as a group, 210,201 shares.

     3. The amounts indicated include the following numbers of EDO common shares as to which certain individuals and all directors and executive officers as a group share voting and investment power: Mr. Genzer, 630 shares; Mr. Strutz, 19,942 shares; and all directors and executive officers as a group, 20,572 shares. Except as described in Note 1 above, each of these individuals has sole voting and investment power with respect to all other EDO common shares beneficially owned.

     4. The amounts indicated include the following numbers of EDO common shares that each individual and all directors and executive officers as a group have the right to acquire within 60 days following March 9, 2001 upon exercise of options granted pursuant to the EDO's 1996 Long-Term Incentive Plan and 1997 Non-Employee Director Stock Option Plan: Messrs. Allen, Alvine and Ball, 23,000 shares each; Messrs. Baird, Hegarty and Strutz, 13,000 shares each; Mr. Frost, 14,500 shares; Mr. Genzer, 16,700 shares; Mr. Hanisee, 29,000 shares; Mr. Kaplan, 37,400 shares; Mr. Reed, 4,384 shares; Mr. Smith, 16,102 shares; Mr. Armstrong, 20,294 shares; Mr. Leach, 13,646 shares; and all directors and executive officers as a group, 260,026 shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation of the chief executive officer of EDO and each of the four other most highly compensated executive officers whose total compensation exceeds $100,000 (the "named Executive Officers") for the fiscal years ending December 31, 2000, 1999 and 1998.

                           Summary Compensation Table

                                                 Annual Compensation                Long-Term Compensation
                                                 --------------------              ------------------------
                                                                               Restricted Stock     Securities       All Other
                                                 Salary            Bonus          Awards(1)         Underlying    Compensation(2)
Name and Principal Position        Year            ($)              ($)              ($)        Options/SARs (#)        ($)
---------------------------        ----          -------          -------          -------           ------            -----
Frank A. Fariello                  2000          192,775                0                0                0        1,882,538
Chairman of the Board and          1999          352,512          117,000                0                0           11,548
Chief Executive Officer*           1998          338,163          174,000          258,750           14,500            5,601

James M. Smith                     2000          313,020          347,000          167,200           75,000            8,863
President and Chief
Executive Officer**

William J. Frost                   2000          136,954           46,000                0                0            4,177
Vice President-                    1999          129,757           28,000                0                0            3,888
Administration and                 1998          126,832           38,000           25,875            5,000            5,589
Assistant Secretary

Marvin D. Genzer                   2000          152,308           42,500                0                0            4,275
Vice President, General            1999          144,504           28,000                0                0            3,888
Counsel and Secretary              1998          139,609           42,000           25,875            6,000            5,601

Ira Kaplan                         2000          261,155          178,600          133,760           30,000            6,648
Executive Vice President and       1999          231,249           80,000                0                0           13,069
Chief Operating Officer            1998          218,853           88,000          120,750            8,750            5,601

Darrell L. Reed                    2000          167,756          144,100          100,320           20,000            8,863
Vice President-Finance and
Treasurer**

*    Mr. Fariello's employment with the company terminated on July 2, 2000.

** Messrs. Smith and Reed were elected to their respective positions on April 28, 2000. The amounts shown are for the partial year.
--------------------------------------------------------------------------------
1. The number, value and vesting schedule of the aggregate restricted stock holdings at the end of 2000 for Messrs. Smith, Frost, Genzer, Kaplan and Reed were respectively: 25,000 shares, $184,375, 20% in each of 2001 through 2005; 20,000 shares, $147,500, 70% in 2001, 15% in each of 2002 and
     2003; 24,000 shares, $177,000, 75% in 2001, 12 1/2% in each of 2002 and
     2003; 79,000 shares, $582,625, 28% in 2001 and 2002, 18% in 2003 and 26% in
     2005; and 15,000 shares, $110,625, 100% in 2005. Dividends are paid on restricted stock.

2. Amounts reflect the value of EDO's contributions to the named Executive Officers' employee stock ownership plan accounts. In addition, the amount for: Mr. Fariello for 2000 includes $1,882,538 representing amounts paid to him as a result of his employment agreement; Messrs. Fariello and Kaplan for 1999 includes $7,570 and $9,181, respectively, representing a one-time gain for the purchase of their company cars at book value, which was less than fair market value; and Mr. Kaplan for 2000, $2,373 representing service awards under the Company's benefit programs.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value at Assumed
                                                                                                   Annual Rates of Stock Price
                                             Individual Grants                                    Appreciation for Option Term
                    -----------------------------------------------------------------------   -------------------------------------
                    Number of Securities    % of Total Options/
                     Underlying Options/     SARs Granted to     Exercise or
                         SARs Granted      Employees in Fiscal    Base Price     Expiration
Name                           (#)                 Year             ($/Sh)          Date              5% ($)           10% ($)
----                        ------                 ----              -----         -------            ------           -------
James M. Smith              75,000*                60.0%             6.688         4/27/10           315,450           799,425
William J. Frost                 0                    0%
Marvin D. Genzer                 0                    0%
Ira Kaplan                  30,000*                24.0%             6.688         4/27/10           126,180           399,770
Darrell L. Reed             20,000*                16.0%             6.688         4/27/10            84,120           213,180

*    Exercisable on April 28, 2003.

     The following table provides the aggregate number and total value of exercised and unexercised options of the named Executive Officers for fiscal year 2000 under EDO's 1996 long-term incentive plan.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                            Number of Securities Underlying           Value of Unexercised In-the-Money
                           Unexercised Options/SARs at FY-End             Options/SARs at FY-End(1)
Name                                      (#)                                        ($)
                               Exercisable/Unexercisable                  Exercisable/Unexercisable
                               -------------------------                  -------------------------
James M. Smith                       12,451/80,451                                7,435/52,602
William J. Frost                       9,500/5,000                                    32,043/0
Marvin D. Genzer                      10,700/6,000                                    32,973/0
Ira Kaplan                           28,650/38,750                               64,144/20,610
Darrell L. Reed                       2,625/22,625                                2,375/14,259

1. Based on the $7.375 closing price of EDO common shares on the New York Stock Exchange on December 29, 2000.

PENSION AND RETIREMENT PLANS

                               PENSION PLAN TABLE

                                                          Years of Credited Service at Retirement
    Final Average Base     --------------------------------------------------------------------------------------------------------
    Annual Compensation        10             15              20              25               30             35               40
-----------------------------------------------------------------------------------------------------------------------------------
I. Kaplan and M. Genzer
           $100,000        $ 17,000        $ 25,500        $ 34,000        $ 42,500        $ 51,000        $ 59,500          67,000
            150,000          25,500          38,250          51,000          63,750          76,500          89,250         100,500
            200,000          34,000          51,000          68,000          85,000         102,000         119,000         134,000
            250,000          42,500          63,750          85,000         106,250         127,500         148,750         167,500
            300,000          51,000          76,500         102,000         127,500         153,000         178,500         201,000
           --------        --------        --------        --------        --------        --------        --------         -------
J. Smith
            200,000          28,245          42,368          56,490          70,613          84,735          99,411         114,720
            250,000          35,745          53,618          71,490          89,363         107,235         125,811         145,185
            300,000          43,245          64,868          86,490         108,113         129,735         152,210         175,650
            350,000          50,745          76,118         101,490         126,863         152,235         178,610         206,115
            400,000          58,245          87,368         116,490         145,613         174,735         203,813         232,860
           --------        --------        --------        --------        --------        --------        --------         -------
D. Reed
            150,000          20,745          31,675          42,975          54,614          66,707          79,409          92,922
            200,000          28,245          43,130          58,515          74,351          90,792         108,046         126,381
            250,000          35,745          54,586          74,055          94,088         114,878         136,683         159,840
            300,000          43,245          66,041          89,595         113,825         138,963         165,320         193,299
            350,000          50,745          77,497         105,135         133,562         163,049         193,957         226,758
           --------        --------        --------        --------        --------        --------        --------         -------
W. Frost
            100,000          17,000          25,500          34,000          42,500          51,000          58,349          65,566
            150,000          25,500          38,250          51,000          63,750          76,500          87,905          99,206
            200,000          34,000          51,000          68,000          85,000         102,000         117,460         132,846
           --------        --------        --------        --------        --------        --------        --------         -------

     Prior to their positions with EDO, Messrs. Smith and Reed were employed by AIL Technologies, Inc. and participated in its qualified defined benefit pension plan and other non-qualified pension plans. On April 28, 2000, AIL Technologies, Inc. was merged into a wholly-owned subsidiary of EDO and Messrs. Smith and Reed became officers of EDO. Effective January 1, 2001, the AIL defined benefit pension plan was merged with the EDO defined benefit pension plan into a new plan. The pension plan table above shows the estimated annual benefits, based on single life annuity, payable upon retirement under the prior and new qualified and nonqualified pension plans to individuals in specified compensation and years of service classifications. The figures set forth above for Messrs. Kaplan, Genzer and Frost are before deduction of social security benefits and for Messrs. Smith and Reed are calculated using 2001 social security offset in estimating benefits under the plans.

     The table reflects benefits for the specified individuals as follows. For Messrs. Kaplan and Genzer, their benefits are calculated under the prior EDO plan since prior EDO employees were given the option to remain under the prior plan providing they retire before November 30, 2001; Messrs. Kaplan and Genzer have elected to retire on July 14, 2001 and May 4, 2001, respectively. For Messrs. Smith, Reed and Frost, their benefits shown include: (i) the benefits under their respective prior plans which were frozen based on the prior AIL or EDO plans, as applicable; (ii) the benefits which accrue under the new plan after January 1, 2001; and (iii) the benefits to accrue to Messrs. Smith, Reed and Frost under the cash balance portion of the new plans beginning January 1, 2001.

     Benefits payable under the non-contributory qualified employees pension plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary, excluding bonus, as of January 1 of each year, not the total annual salary shown in the summary compensation table) out of the employee's final ten years of employment with EDO prior to retirement, and (ii) the number of years of credited service. As of January 1, 2001, Messrs. Kaplan and Genzer had completed, respectively, 39 and 32 years of credited service under the EDO non-contributory employees pension plan. As of January 1, 2001, Messrs. Smith, Reed and Frost had completed respectively, 33, 11 and 31 years of credited service under their respective plans.

     Messrs. Kaplan, Genzer and Frost are covered by a nonqualified supplemental retirement benefit plan under which participants receive from EDO any amount by which their benefits earned under the pension plan exceed the limitations imposed by the Internal Revenue Code.

     Messrs. Smith and Reed are also covered by a nonqualified supplemental retirement benefit plan under which the benefit payable to each employee is an amount by which their benefits earned under the pension plan exceed the limitations imposed by the Internal Revenue Code calculated based on the average of his five highest consecutive years of total (i.e., including bonus) compensation. This plan is funded by an insurance policy of which EDO is the owner and beneficiary.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The following graph shows a five-year comparison of cumulative total returns on the EDO common shares, based on the market price of EDO common shares, with the cumulative total return of companies in the Standard & Poors 500 Index and the Value Line Aerospace/Defense Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                EDO CORPORATION, STANDARD & POORS 500 INDEX AND
                       VALUE LINE AEROSPACE/DEFENSE GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/00)

EDO Corporation
Standard & Poors 500
Aerospace/Defense

                          1995          1996             1997             1998            1999             2000
                          ----          ----             ----             ----            ----             ----
EDO Corporation         $100.00       $142.50          $177.21           $171.94          $122.92         $152.84

Standard & Poor's 500   $100.00       $123.25          $164.21           $210.85          $253.61         $227.89

Aerospace/Defense       $100.00       $136.65          $165.28           $155.61          $202.52         $209.89

Assumes $100 invested at the close of trading on December 31, 1995 in EDO Corporation common shares, Standard & Poors 500 Index and Aerospace/Defense Group.

* Cumulative total return assumes reinvestment of dividends.

EXECUTIVE LIFE INSURANCE PLAN

     EDO maintains an executive life insurance plan for key employees, including Messrs. Kaplan, Genzer and Frost, funded by EDO-owned life insurance policies on the participants. Preretirement death, disability and retirement benefits are available, for at least 15 years, as an annuity option equivalent in value to a percentage no greater than 40% of the participant's base annual salary (as base annual salary is defined in the executive life insurance plan). Generally, the executive life insurance plan may be terminated at any time unilaterally by EDO. Special provisions, however, would apply following a change of control (as defined in the executive life insurance plan): vesting would accelerate, and payments would be automatically payable or would be funded under a third party arrangement intended to insure payment.

EMPLOYMENT AGREEMENTS

     EDO and AIL Systems, Inc., a Delaware corporation, are parties to an employment agreement with Mr. Smith, pursuant to which Mr. Smith serves as EDO's President and Chief Executive Officer for a term of three years, commencing April 28, 2000. The agreement provides for the base salary and grant of restricted stock reflected in the Summary Compensation Table above.

     In accordance with the terms of Mr. Smith's agreement, if Mr. Smith's employment is terminated in certain circumstances during the three year term, EDO will pay to and/or provide for Mr. Smith the following severance payments and benefits, in lieu of any other payments or benefits due to him:

     1.  a lump sum cash payment equal to

         a.    three times the sum of (i) Mr. Smith's annual base salary and
               (ii) the average of the annual bonuses paid to Mr. Smith for the three years preceding the termination of his employment (or, if higher, the amount of the annual bonus actually paid to Mr. Smith in the previous year), minus

         b. if Mr. Smith's employment terminates on or after April 28, 2001, an amount equal to his annual base salary times a fraction, the numerator of which is the number of whole calendar months between the termination of his employment and the end of the term, and the denominator of which is twenty-four,

         2. continuation of employee welfare benefits for three years following termination of employment, and

         3. continuation of participation service accrual under each employee retirement plan in which Mr. Smith was then participating for five years following termination of employment (or, in certain circumstances, a lump sum cash payment equal to the value of such additional service credit).

     In addition, Mr. Smith will be deemed to be vested in his EDO options and his restricted stock award. If the termination of employment giving rise to the payments and benefits described above occurs prior to April 28, 2001, Mr. Smith will also be entitled to receive a retention bonus payment equal to his annual base salary, which retention bonus would otherwise have been payable on that date. Mr. Smith's agreement also requires EDO to make a gross-up payment if any of the amounts that he receives are subject to the golden parachute excise tax.

     Additionally, Mr. Smith has agreed to a restrictive covenant that becomes effective after the termination of his employment. The restrictive covenant provides that, for a period of two years following the termination of his employment, Mr. Smith will not provide services to a competing business (without EDO's consent) or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees.

     EDO is also a party to an employment agreement with each of Ira Kaplan and Marvin D. Genzer, pursuant to which Mr. Kaplan serves as EDO's Executive Vice President and Chief Operating Officer and Mr. Genzer serves as EDO's Vice President and General Counsel, respectively. In accordance with the terms of the agreements with these executives, if the executive's employment is terminated in certain circumstances prior to April 28, 2001, EDO will pay to and/or provide for the executive a cash payment approximately equal to three times his annual base salary, the continuation of employee welfare benefits for three years following termination of employment and a cash payment equal to the value of four years' service accrual under EDO's pension plan. Each of these agreements has been amended to provide for retirement dates for Messrs. Kaplan and Genzer, respectively, of July 14, 2001 and May 4, 2001.

EXECUTIVE TERMINATION AGREEMENTS

     EDO is a party to executive termination agreements with Messrs. Reed and Frost which provide for severance benefits in the event employment terminates within three years and eighteen months, respectively, following a change in control (as defined in the agreements) unless termination is on account of death, normal retirement or termination for cause. These agreements provide basic severance benefits which include an amount equal to three times and one and one-half times, respectively, the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or
(b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The agreements also provide for the payment of legal fees incurred by the executive officers to enforce their rights under the agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the agreements and EDO's other benefit plans.

1996 LONG-TERM INCENTIVE PLAN

     EDO maintains the EDO 1996 long-term incentive plan for executive officers and other key employees of EDO and its subsidiaries. Pursuant to the 1996 long-term incentive plan, EDO can grant the following types of awards: (1) non-statutory and incentive stock options; (2) stock appreciation rights; (3) restricted shares; (4) performance shares and performance units; and/or (5) stock in lieu of other cash compensation. Each of these awards may be granted alone, in conjunction with or in tandem with other awards under the 1996 long-term incentive plan and/or cash awards outside the 1996 long-term incentive plan.

     The 1996 long-term incentive plan provides that, except as provided below, in the event of a change in control: (i) all stock appreciation rights will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding performance share, restricted share, and performance unit awards will lapse and the shares in question will fully vest; and (iii) each option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for EDO common shares during the preceding 60 day period over the exercise price for such option. Notwithstanding the foregoing, if the compensation committee determines that the grantee of such award will receive a new award (or have the grantee's prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the EDO board of directors is composed entirely of outside directors. One of the committee's functions is to determine the compensation of EDO's executive officers. The compensation committee's overall objectives in establishing the compensation of EDO's executive officers are to: enhance shareholder value; attract and retain talented, experienced, qualified individuals, critical to the short and long-term success of EDO, by providing compensation competitive to that offered by comparable competitors; align the interests of executive officers with the long-term interests of shareholders by providing award opportunities that can result in ownership of EDO common shares; and increase the portion of executive compensation based on EDO's performance.

     The compensation committee achieves these objectives by providing executive officers with total compensation packages comprised of three elements: short-term compensation; intermediate-term compensation; and long-term stock option compensation.

SHORT-TERM COMPENSATION

     Base salary is primarily set in accordance with competitive comparable base salaries paid by a set of peer group companies and national studies as verified by an outside agency. Decisions on base salary are also subjectively based on EDO's performance when compared to others in the industry, EDO's current and projected size, EDO's pursuit of new product initiatives, and recognition of EDO's performance in industry reports.

     Annual incentive compensation awards for executive officers are primarily a function of EDO's operational results for the year in accordance with an established plan. The plan provides for the establishment, by the compensation committee, of specific target performance criteria. These performance criteria are set in accordance with the strategic and operating objectives of EDO and individual business units at the beginning of each year and include, but are not limited to financial criteria, such as corporate and business unit earnings, return on capital employed, cash flow and revenue growth and subjectively-based individual qualitative goals. The compensation committee also reserves the right to exercise its subjective discretion in amending any annual incentive compensation awards based on overall corporate considerations at the time of the award.

     Annual incentive compensation awards were paid to executive officers based on the achievement of performance goals established for 2000. Mr. Smith's combined salary and bonus for 2000 reflected his new position as President and CEO of EDO. Mr. Fariello's combined salary and bonus for 2000 were determined in accordance with his employment contract, which was negotiated and executed at the time of execution of the transaction with AIL Technologies, Inc. on December 31, 1999.

     Executive officers' compensation also includes, in addition to participation in EDO-wide plans generally available to all employees, certain benefits comparable to those of other businesses in EDO's industry, such as a supplemental pension and other items as reported collectively in the summary compensation table.

INTERMEDIATE-TERM COMPENSATION

     Under EDO's 1996 long-term incentive plan and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of performance shares and restricted EDO common shares.

     Restricted EDO common shares have been generally awarded at the beginning of a performance period and convey to the executive officer receiving the award all the rights of share ownership, including voting rights and dividends as may be paid to holders of EDO common shares.

     In 2000, the compensation committee granted restricted EDO common shares to certain executive officers, which shares vest only if the executive officer remains with EDO for the duration of the performance period. They may vest sooner if certain consolidated earnings criteria are met.

LONG-TERM STOCK OPTION COMPENSATION

     In accordance with EDO's 1996 long-term incentive plan, options to purchase EDO common shares are ordinarily awarded to executive officers at market price and become exercisable three years after grant and remain exercisable for additional years thereafter. The Company awarded stock options to certain executive officers under EDO's 1996 long-term incentive plan in 2000.

     With respect to the one million dollar cap on deductibility under Section 162 of the Internal Revenue Code, EDO does not presently believe that the compensation of its executive officers will approach such level. As a result, EDO has not established a policy with respect to Section 162. In addition, the compensation committee emphasizes the portion of executive compensation based on performance, which further serves to reduce the likelihood of reaching the
Section 162 cap.

                                                       Members of the Committee:

                                                       Robert Alvine (Chairman)
                                                       Neil A. Armstrong
                                                       Mellon C. Baird
                                                       George A. Strutz, Jr.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

     EDO extended its directors' and officers' liability insurance policy effective December 31, 2000 for an additional one year ending on December 31, 2001. This policy insures the directors and corporate and business unit officers of the Company and its subsidiaries against certain liabilities they may incur in the performance of their duties, and the Company against any obligation to indemnify such individuals against such liabilities. The policy was extended by Great American Insurance Company for a premium for the one year extension of $122,000.

         THE EDO BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF EDO COMMON SHARES VOTE FOR THE ELECTION OF THE FIVE DIRECTORS OF EDO FOR TERMS EXPIRING AT THE 2004 OR 2002 ANNUAL MEETINGS.

PROPOSAL 2: SELECTION OF AUDITORS

     Effective May 30, 2000, the EDO board of directors, upon recommendation of the audit committee, approved (i) the dismissal of KPMG LLP as independent auditors for EDO for 2000, and (ii) the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for EDO for 2000. The reports of KPMG LLP on EDO's financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of EDO's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter in their report.

     During 2000, Ernst & Young LLP audited the accounts of EDO and its subsidiaries and also provided other professional services to EDO in connection with Securities and Exchange Commission filings. Upon recommendation of the audit committee, the EDO board of directors has appointed Ernst & Young LLP as the independent auditors for 2001 and has further directed that management submit the selection of independent auditors for ratification by the EDO shareholders at the EDO meeting. We anticipate that one or more representatives of Ernst & Young LLP will be present at the EDO meeting to answer shareholder questions and to make a statement, if they desire to do so.

                                   AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of EDO's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in EDO's quarterly reports on Form 10Q for that fiscal year were $205,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not provide professional services to EDO relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for services rendered to EDO, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $179,000. The audit committee has considered the provision of these services by Ernst & Young LLP to EDO and has determined that such provision of services is compatible with maintenance of the independence of Ernst & Young LLP.

     Shareholder ratification of the selection of Ernst & Young LLP as EDO's independent auditors is not required by EDO's bylaws or otherwise. However, the EDO board of directors is submitting the selection of Ernst & Young LLP to EDO shareholders for ratification as a matter of good corporate practice. If the EDO shareholders fail to ratify the selection, the EDO board of directors and the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the EDO board of directors and the audit committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of EDO and its shareholders.
     The affirmative vote of at least a majority of the votes cast by the holders of outstanding EDO common shares and EDO preferred shares (voting together as a single class) is required to ratify the appointment of Ernst & Young LLP as independent auditors for EDO for 2001.

         THE EDO BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF EDO COMMON SHARES VOTE FOR THE RATIFICATION OF THE APPOINTMENT BY THE EDO BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR EDO FOR 2001.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF EDO

     The table below contains certain information with respect to the only beneficial owners known to EDO, based upon publicly available documents, as of March 9, 2001, of more than 5% of the EDO common shares.

      Name and Address of Beneficial Owner                           Amount of EDO Common Shares                Percent of Class
      ------------------------------------                           ---------------------------                ----------------
EDO Corporation Employee Stock Ownership Plan                                6,477,067(1)                             43.9%
60 East 42nd Street, Suite 5010, New York, NY 10165

Loomis, Sayles & Company, L.P.                                   7% Convertible Subordinated Debentures                6.7%
One Financial Center, Boston, MA 02111                              due 2011 convertible into 991,192

1. Represents EDO common shares held by the trust established to fund the EDO employee stock ownership plan, all of which EDO common shares are held for the benefit of the participants under such plan. Under the terms of the EDO employee stock ownership plan, EDO common shares which have been allocated to the account of a participant are required to be voted in accordance with the direction of such participant. EDO common shares which are not so allocated are deemed to be allocated solely for the purpose of determining how such EDO common shares are to be voted. In addition, EDO common shares so allocated or deemed to be allocated, as to which no directions are given, are voted in the same proportion as those EDO common shares as to which voting instructions have been received. EDO believes that the EDO stock ownership plan is not the beneficial owner of such EDO common shares as the trustee under the EDO employee stock ownership plan trust has no voting or investment power with respect to such EDO common shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended (the "Act"), during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations provided to the Company, except for Mr. Michael J. Hegarty, a director of the Company, who filed his Form 4 with the SEC related to his exercise of expiring Company stock options 14 days late due to an administrative error by the Company, there was no person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or any other person subject to Section 16 of the Act with respect to the Company because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act that failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Act during the most recent fiscal year or prior fiscal years.

                                  OTHER MATTERS

     It is not expected that any matters other than those described in this document will be brought before the EDO meeting. If any other matters are presented, however, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their discretion.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for the 2002 annual meeting of EDO shareholders submitted pursuant to rule 14a-8 under the Securities Exchange Act must be received at the principal executive offices of EDO, addressed to Marvin D. Genzer, Secretary, EDO Corporation, 60 East 42nd Street, Suite 5010, New York, NY 10165, no later than November 26, 2001, in order to be considered for inclusion in EDO's Proxy Statement for such meeting. Shareholder proposals for the 2002 annual meeting of EDO shareholders submitted other than pursuant to rule 14a-8 under the Securities Exchange Act must be received by EDO's secretary at the principal executive offices of EDO no later than February 1, 2002 to be considered at such meeting.

                                  MISCELLANEOUS

     EDO'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF THIS REPORT WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL HOLDER OF EDO COMMON SHARES OR EDO PREFERRED SHARES. SUCH REQUESTS SHOULD BE ADDRESSED TO EDO CORPORATION, 60 EAST 42ND STREET, SUITE 5010, NEW YORK, NY 10165, ATTENTION: MARVIN D. GENZER, SECRETARY.

                                             By order of the Board of Directors,

                                             Marvin D. Genzer
                                             Secretary

                                                                      Appendix A


                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                EDO CORPORATION


                              Adopted June 27, 2000

STATEMENT OF PURPOSE

     The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the systems and processes of internal control and compliance and the audit process. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, Management and the external auditors. To effectively perform his or her role, each Committee Member will obtain an understanding of the detailed responsibilities of Committee membership as well as the company's business, operations and risks.

ORGANIZATION

     The Committee shall be comprised of three or more Directors as determined by the Board of Directors, each of whom shall be "independent" within the meaning of the rules applicable to companies quoted on the New York Stock Exchange. Committee members shall serve at the pleasure of the Board of Directors. A Committee Chairman shall be designated by the Board of Directors. All Committee members shall have, at a minimum, a working familiarity with basic finance and accounting practices, and at least one Committee member shall have management experience or expertise in these areas. Committee members may enhance their understanding of finance and accounting through educational programs offered by the Company or an outside consultant.

MEETINGS

     Meetings of the Committee shall be held not less than quarterly. In furtherance of its purpose, the Committee shall provide sufficient opportunity for the external auditors and Management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately. The Committee shall make regular reports and appropriate recommendations to the Board of Directors.

ROLES AND RESPONSIBILITIES

A.   INTERNAL CONTROL

     1. Require that the external auditors and Management keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and similar matters.

     2. Monitor whether internal control recommendations made by external auditors have been implemented by Management.

     3. Determine the extent to which external auditors review (I) computer systems and applications, (ii) the security of such systems and applications, and (iii) the contingency plan for processing financial information in the event of a systems breakdown.

B.   FINANCIAL REPORTING

     1. Meeting with Management and the external auditors to review annual and quarterly financial statements and releases, prior to issuance or filing, issues related thereto and the results of the external auditors' annual audit or quarterly review, as the case may be, and make recommendations to the Board of Directors and report, as may be required, in the Company's filings.

     2. Review with Management and the external auditors significant risks and exposures and the plans to minimize such risks.

Appendix A


     3. Discuss significant judgments made as to asset and liability valuations with management and the external auditors.

     4. Review Management's disposition of proposed audit adjustments identified by the external auditors.

     5. Require that the external auditors communicate their judgment regarding the integrity of the financial statements to the Committee.

     6. To gain insight into the fairness of the statements and disclosures, obtain views and where appropriate, explanations from Management and from the external auditors on whether: generally accepted accounting principles have been consistently applied; there are any significant or unusual events or transactions; the Company's financial and operating controls are functioning effectively; and the financial statements contain adequate and appropriate disclosures.

C.   EXTERNAL AUDIT

     1.  Review the external auditors' proposed audit scope and approach.

     2. Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors.

     3. Review and obtain from external auditors confirmation of their independence.

     4. Review annually the fee arrangements for both audit and non-audit services with the external auditors.

D.   OTHER RESPONSIBILITIES

     1. Require that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

     2. Perform other oversight functions as requested by the full Board of Directors.

     3. Periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct internal control or other audits, or to ascertain the structure of internal controls or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the independent external auditor. Nor is it the duty of the Committee to conduct investigations or to resolve disagreements, if any, between Management and the independent external auditors.

                                                                             EDO
                                                                     CORPORATION
                                                 60 East 42nd Street, Suite 5010
                                                              New York, NY 10165
                                                                    212-716-2000

  Neil A. Armstrong
Chairman of the Board
                                                                  March 30, 2001

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York at 11:00 A.M., on May 1, 2001.

     In addition to the two proposals on the agenda for the meeting, your management will report on the activities of the Company during the past year and provide a discussion period to give you an opportunity to ask questions concerning the Company's business and its operations.

     Whether you do or do not plan to attend the meeting, it is important that your shares be represented. Regardless of the number of shares you own, you are encouraged to promptly sign and mail the proxy below. This will aid the Company in avoiding the expense of additional proxy solicitation, and will not affect your right to vote in person in the event you attend the meeting. Thank you for your cooperation.

                                      Sincerely,


                                      Neil A. Armstrong



                            EVERY VOTE IS IMPORTANT

     PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                Please Detach and Mail in the Envelope Provided
                           __
                          |                                               |
A [ X ] Please mark your                                                  |___
        votes as in this
        example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                        FOR
               all nominees (except as                   WITHHOLD
                  indicated below)                   for all nominees

No. 1.
      Election of       [  ]                               [  ]
      Directors:

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

____________________________________________________________________________

NOMINEES:

     Neil A. Armstrong
     Mellon C. Baird
     George M. Ball
     Ronald L. Leach
     James M. Smith
                                                     FOR  AGAINST ABSTAIN

No. 2.  Ratification of appointment of auditors      [  ]   [  ]   [  ]

TO THE EXTENT NOT OTHERWISE SPECIFIED, THE COMMON SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

                                    I plan to attend the meeting.  [  ]


SIGN, DATE AND MAIL YOUR PROXY TODAY.

Signature(s) of Shareholder(s) ________________________ Dated: _______, 2001

IMPORTANT:  Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.

                                EDO CORPORATION

             ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 1, 2001

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDO CORPORATION


     The undersigned hereby appoints MARVIN D. GENZER and WILLIAM J. FROST, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the 11th floor Conference Center of Chase Manhattan Bank, 270 Park Avenue, New York, New York on Tuesday, May 1, 2001 at 11:00 A.M. New York time, and at any adjournment thereof, will all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.


           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)

            THE BANK OF NEW YORK OR HSBC BANK U.S.A. (as applicable)
                       Trustee Under the EDO Corporation
                         Employee Stock Ownership Plan

                                                                  March 30, 2001

To:  All Participants in the
     EDO Corporation Employee Stock Ownership Plan (ESOP)

Enclosed you will find a copy of EDO Corporation's 2000 Annual Report to Shareholders and a Notice of Annual Meeting and Proxy Statement for EDO's 2001 Annual Meeting of Shareholders. Below is a Voting Instruction Card for the ESOP. As a participant in the ESOP, you are entitled to instruct the undersigned to vote the EDO Common Shares credited to your ESOP account as of March 9, 2001. Under the ESOP, your voting instructions also apply to any shares in the Trust established under the ESOP that will be allocated to your account based on your compensation for 2000.

IF YOU DO NOT RETURN THE ESOP VOTING INSTRUCTION CARD, THE UNDERSIGNED WILL VOTE THE ESOP COMMON SHARES CREDITED OR ALLOCABLE TO YOUR ACCOUNT IN THE SAME RELATIVE PROPORTIONS AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.

Please complete, date and sign the Voting Instruction Card and return the Card in the enclosed envelope. No postage is required if mailed in the United States. Your voting instructions will not be disclosed to EDO.

The Voting Instruction Card is not a proxy. If you own EDO Common Shares otherwise than under the ESOP, those other shares may be voted in person at the Annual Meeting or by completing, dating, signing and returning the separate proxy card which will be suppled to you by EDO Corporation.

Very truly yours,

THE BANK OF NEW YORK or HSBC BANK USA (as applicable) as Trustee under the EDO Corporation
Employee Stock Ownership Plan


                Please Detach and Mail in the Envelope Provided
                           __
                          |                                               |
A [ X ] Please mark your                                                  |___
        votes as in this
        example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                        FOR
               all nominees (except as                   WITHHOLD
                  indicated below)                   for all nominees

No. 1.
      Election of       [  ]                               [  ]
      Directors:

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

____________________________________________________________________________

NOMINEES:

     Neil A. Armstrong
     Mellon C. Baird
     George M. Ball
     Ronald L. Leach
     James M. Smith
                                                     FOR  AGAINST ABSTAIN

No. 2.  Ratification of appointment of auditors      [  ]   [  ]   [  ]

THESE INSTRUCTIONS RELATE ONLY TO SHARES UNDER THE EDO CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN. EDO CORPORATION SHARES OWNED OTHERWISE THAN UNDER THE AFORESAID PLAN MAY BE VOTED IN PERSON AT THE ANNUAL MEETING OR BY SIGNING, DATING AND RETURNING THE SEPARATE PROXY CARD SUPPLIED BY EDO CORPORATION.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON AND RETURN THIS CARD TO THE TRUSTEE IN THE ENVELOPE PROVIDED. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS CARD WITH NO INSTRUCTIONS INDICATED, YOU WILL BE DEEMED TO HAVE INSTRUCTED THE TRUSTEE TO VOTE OR COURSE TO BE VOTED SUCH SHARES, AND SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2 ABOVE. TO FACILITATE VESTING SUCH SHARES, PLEASE MAIL THIS CARED IN TIME TO BE RECEIVED BY THE TRUSTEE NOT LATER THAN APRIL 26, 2001


                                    I plan to attend the meeting.  [  ]



Signature(s) of Shareholder(s) ________________________ Dated: _______, 2001

IMPORTANT:  Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.

            THE BANK OF NEW YORK OR HSBC BANK U.S.A. (as applicable)

                      AS TRUSTEE UNDER THE EDO CORPORATION

                         EMPLOYEE STOCK OWNERSHIP PLAN

                              VOTING INSTRUCTIONS


The undersigned hereby instructs The Bank of New York or HSBC Bank U.S.A., as applicable, as Trustee, to vote or cause to be voted all Common Shares of EDO Corporation, which were credited, or which would have been allocable
(based on 2000 compensation), as of March 9, 2001, to the account of the undersigned under the EDO Corporation Employee Stock Ownership Plan, at the Annual Meeting of Shareholders on May 1, 2001 and at any adjournment thereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in the discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment thereof.


           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)